UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 7, 2006

ProUroCare Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN		55447
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreements

On September 7, 2006 we sold 58,140 shares of our common stock to Mr. Scott Smith, a Director of the Company.  The per share selling price of $0.43 based on the last selling price prior to this sale as reported on the Over-the-Counter Bulletin Board.  Net proceeds received from this investment were $25,000. No underwriter was used, and no commissions were paid on the transaction. The sale was made in reliance on exemption from registration provided by under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506 promulgated thereunder, as we reasonably believed that the investor was “accredited” (as defined by Rule 501(a) of the Act), that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

Also on September 7, 2006 we sold 58,140 shares of our common stock to Mr. William H. Smith (a brother of Mr. Scott Smith, above).  The per share selling price of $0.43 based on the last selling price prior to this sale as reported on the Over-the-Counter Bulletin Board.  Net proceeds received from this investment were $25,000. No underwriter was used, and no commissions were paid on the transaction. The sale was made in reliance on exemption from registration provided by under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506 promulgated thereunder, as we reasonably believed that the investor was “accredited” (as defined by Rule 501(a) of the Act), that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL, INC.

September 11, 2006	By:	/s/ Maurice R. Taylor II
Maurice R. Taylor II Chief Executive Officer